Exhibit (a)(1)(B)
LETTER OF TRANSMITTAL AND CONSENT
OFFER TO PURCHASE FOR CASH ANY AND ALL
DEPOSITARY SHARES REPRESENTING 1/1,000
OF A SHARE OF 7.25% CLASS N CUMULATIVE CONVERTIBLE
PERPETUAL PREFERRED STOCK
OF
KIMCO REALTY CORPORATION
AND
CONSENT SOLICITATION
THE OFFER AND CONSENT SOLICITATION (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON DECEMBER 4, 2024, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. SECURITIES (AS DEFINED BELOW) TENDERED PURSUANT TO THE OFFER AND CONSENT SOLICITATION MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). CONSENTS MAY BE REVOKED ONLY BY WITHDRAWING THE TENDER OF THE RELATED SECURITIES (AS DEFINED BELOW) AND THE WITHDRAWAL OF ANY SECURITIES WILL AUTOMATICALLY CONSTITUTE A REVOCATION OF THE RELATED CONSENTS.
The Depositary and Tender Agent for the Offer and Consent Solicitation is:
EQUINITI TRUST COMPANY, LLC

Shareowner Services
Voluntary Corporate Actions
1110 Centre Pointe Curve, Suite 101
Mendota Heights, Minnesota 55120
THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT, THE SECURITIES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH BOOK-ENTRY TRANSFER, IS AT THE OPTION AND RISK OF THE TENDERING SECURITY HOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN THE INSTRUCTIONS BELOW, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY EQUINITI (AS DEFINED BELOW). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE SECURITY HOLDER HAS THE RESPONSIBILITY TO CAUSE THIS LETTER OF TRANSMITTAL AND CONSENT, THE TENDERED SECURITIES AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL AND CONSENT, INCLUDING THE INSTRUCTIONS, CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL AND CONSENT.
Kimco Realty Corporation, a Maryland corporation (the “Company,” “we,” “our” and “us”), has delivered to the undersigned a copy of the Offer to Purchase and Consent Solicitation, dated November 4, 2024 (as it may be supplemented and amended from time to time, the “Offer to Purchase and Consent Solicitation”), of the Company and this letter of transmittal and consent (as it may be amended or supplemented from time to time, this “Letter of Transmittal and Consent”), which together set forth the offer of the Company to each holder to purchase for cash any and all of the Company’s outstanding depositary shares (each, a “Security” and collectively, the “Securities”) representing 1/1,000 of a share of the Company’s 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, par value $1.00 per share (the “Class N Preferred Stock”), at a price per Security of $62.00, plus any accrued and unpaid dividends (the “Offer”).
The Securities are publicly traded on the New York Stock Exchange (the “NYSE”) under the symbol “KIMprN.” The last reported sale price on November 1, 2024 was $60.79.
On August 28, 2023, the Company and RPT Realty, a Maryland real estate investment trust (“RPT”), entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which the Company would acquire RPT through a series of mergers (collectively, the “RPT Merger”). On January 2, 2024, RPT merged with and into the

Company, with the Company continuing as the surviving public company. Under the terms of the Merger Agreement, each 7.25% Series D Cumulative Convertible Perpetual Preferred Share of RPT (the “RPT Preferred Shares”) was converted into the right to receive one Security. In connection with the RPT Merger, the Company issued 1,848,539 Securities representing in the aggregate approximately 1,849 shares of Class N Preferred Stock.
Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from (i) holders of the outstanding Class N Preferred Stock (which requires soliciting the holders of the outstanding Securities) to, at any point during the 12-month period beginning on the Expiration Date (as defined below), amend (the “Preferred Amendment”) the charter of the Company to provide the Company, from and after the effective date of the Preferred Amendment, with the option to redeem the Class N Preferred Stock during the 90 days following the date of effectiveness of the Preferred Amendment at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the redemption date), substantially as contemplated on Annex A to the Offer to Purchase and Consent Solicitation, and (ii) holders of the Securities to amend the deposit agreement, by and between the Company and Equiniti Trust Company, LLC, as depositary, registrar and transfer agent (in such capacity, “Equiniti”), governing the terms of the Securities (the “Deposit Agreement”) to make corresponding changes to the Deposit Agreement related to the Preferred Amendment, substantially as contemplated on Annex B to the Offer to Purchase and Consent Solicitation (the “Deposit Agreement Amendment” and, together with the Preferred Amendment, the “Amendments”). Consent from the holders of at least two-thirds of the outstanding Class N Preferred Stock (which corresponds to consents from holders of two-thirds of the outstanding Securities) (the “Requisite Preferred Shareholder Consents”) is required to approve the Preferred Amendment, as well as the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), voting as a single class and separate from holders of the Class N Preferred Stock (the “Requisite Common Stockholder Approval”). Consent from the holders of at least two-thirds of the outstanding Securities is required to approve the Deposit Agreement Amendment (the “Requisite Deposit Agreement Amendment Approval” and, together with the Requisite Preferred Shareholder Consents and the Requisite Common Stockholder Approval, the “Requisite Approvals”). The Company plans to solicit the Requisite Common Stockholder Approval from the holders of our Common Stock in support of the Preferred Amendment at the Company’s next annual meeting of stockholders, which is expected to be held in late April or early May of 2025 (the “2025 Annual Meeting”), but may do so prior or subsequent to such meeting and may do so more than once during the 12-month effectiveness of the Requisite Preferred Shareholder Consents. The Offer and Consent Solicitation do not constitute a solicitation of consents from holders of our Common Stock to the Preferred Amendment. The solicitation of consents from holders of our Common Stock to the Preferred Amendment is expected to be made pursuant to a definitive proxy statement on Schedule 14A to be filed with the SEC in advance of the 2025 Annual Meeting.
Holders of Securities may not consent to the Amendments without tendering Securities in the Offer and holders may not tender such Securities without consenting to the Amendments. The consent to the Amendments is a part of this Letter of Transmittal and Consent, and holders will be required to deliver to us such consent by following the instructions to this Letter of Transmittal and Consent as a condition to tendering Securities in the Offer. Holders of Securities may revoke their consent at any time prior to the Expiration Date (as defined below) by withdrawing the Securities tendered in the Offer by such holders.
Securities not tendered for cash pursuant to the Offer will remain outstanding subject to their current terms or, if the Requisite Approvals are obtained and the Company determines to effect the Preferred Amendment, certain amended terms as set forth in the Preferred Amendment.
HOLDERS OF SECURITIES SHOULD REVIEW THE OFFER TO PURCHASE AND CONSENT SOLICITATION, INCLUDING ANNEX A AND ANNEX B THERETO, IN ITS ENTIRETY, FOR A DESCRIPTION OF THE COMPLETE TERMS OF THE OFFER AND THE CONSENT SOLICITATION, INCLUDING THE AMENDMENTS WHICH THE SECURITY HOLDERS WILL BE CONSENTING TO IN CONNECTION WITH THE TENDER OF THE SECURITIES, ALL OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.
The Offer and Consent Solicitation are made solely upon the terms and conditions in the Offer to Purchase and Consent Solicitation and this Letter of Transmittal and Consent. The Offer and Consent Solicitation will be open until

5:00 P.M. New York City time, on December 4, 2024, or such later time and date to which we may extend (the period during which the Offer and Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”).
The consideration for each Security tendered and accepted for purchase will equal $62.00, plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date, to, but not including, the settlement date of the Offer (the “Settlement Date”), for each Security tendered by such holder. Security holders that participate in the Offer and Consent Solicitation may not tender less than all of their Securities.
We may terminate the Offer and Consent Solicitation, in our discretion, if any of the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such termination, we will return the tendered Securities to the holders (and the consent to the Amendments will be revoked).
This Letter of Transmittal and Consent is to be used to accept the Offer and Consent Solicitation if the applicable Securities are to be tendered by effecting a book-entry transfer into Equiniti’s account at the Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”). Except in instances where a holder intends to tender Securities through ATOP, the holder should complete, execute and deliver this Letter of Transmittal and Consent to indicate the action it desires to take with respect to the Offer and Consent Solicitation.
Holders of Securities tendering Securities by book entry transfer to Equiniti’s account at DTC may execute the tender through ATOP, and in that case need not complete, execute and deliver this Letter of Transmittal and Consent. DTC participants accepting the Offer and Consent Solicitation may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to Equiniti’s account at DTC. DTC will then send an “Agent’s Message” to Equiniti for its acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer and Consent Solicitation as to execution and delivery of a Letter of Transmittal and Consent by the DTC participant identified in the Agent’s Message.
Holders of Securities who do not tender Securities will be considered to have withheld their consent to the Amendments. In addition, holders that wish to indicate that they withhold consent to the Amendments may (1) complete, execute and deliver the Letter of Transmittal and Consent and check the AGAINST or ABSTAIN box or (2) if they hold in book-entry form through the facilities of DTC holders, electronically transmit an instruction that they withhold consent to the Amendments by checking the AGAINST or ABSTAIN options through DTC’s ATOP. Holders of Securities may not tender such Securities without consenting to the Amendments.
After electing to consent AGAINST or ABSTAIN, the CUSIP will be blocked, and the holder’s position cannot be sold or transferred, until the Expiration Date. The Tender Agent will instruct DTC to release the positions as soon as practicable but no later than three (3) business days after either the Expiration Date or subsequent date following the Expiration Date and not exceeding forty-five (45) calendar days from the date hereof. Settlement will occur no later than three (3) business days after the Expiration Date. If a holder of Securities does not tender their shares, they will not have consented to the Amendments, which will have the effect of a vote against the Amendments. Accordingly, a holder of Securities who does not wish to consent to the Amendments may simply not complete the Letter of Transmittal and Consent.
As used in this Letter of Transmittal and Consent with respect to the tender procedures set forth herein, the term “registered holder” means any person in whose name Securities are registered on the books of the Company or who is listed as a participant in a clearing agency’s security position listing with respect to the Securities.
THE OFFER AND CONSENT SOLICITATION IS NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.
PLEASE SEE THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL AND CONSENT BEGINNING ON PAGE 0 FOR THE PROPER USE AND DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT.

DESCRIPTION OF SECURITIES TENDERED
List below the Securities to which this Letter of Transmittal and Consent relates. If the space below is inadequate, list the registered Security certificate numbers on a separate signed schedule and affix the list to this Letter of Transmittal and Consent.

Name(s) and Address(es) of Registered Holder(s) of Securities	Number of Securities Tendered

Total:

 ☐ CHECK HERE IF THE SECURITIES LISTED ABOVE ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY EQUINITI WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting the Securities to Equiniti’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Offer and Consent Solicitation, including, if applicable, transmitting to Equiniti an Agent’s Message in which the holder of the Securities acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal and Consent, the participant in DTC confirms on behalf of itself and the beneficial owner(s) of such Securities all provisions of this Letter of Transmittal and Consent (including consent to the Amendments and all representations and warranties) applicable to it and such beneficial owner(s) as fully as if it had completed the required information and executed and transmitted this Letter of Transmittal and Consent to Equiniti.
NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
Kimco Realty Corporation
c/o Equiniti Trust Company LLC, as Depositary and Tender Agent
Shareowner Services
Voluntary Corporate Actions
1110 Centre Pointe Curve, Suite 101
Mendota Heights, Minnesota 55120
Upon and subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation and in this Letter of Transmittal and Consent, receipt of which is hereby acknowledged, the undersigned hereby:
(i)
tenders to the Company pursuant to the Offer and Consent Solicitation the number of Securities indicated above in the table under the heading “Number of Securities Tendered” under “Description of Securities Tendered;”

(ii)
accepts the amount payable upon the tender of Securities pursuant to the Offer and Consent Solicitation, being $62.00 per Security in cash, plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date, to, but not including, the Settlement Date, for each Security so tendered; and

(iii)	consents to the Amendments.
Except as stated in the Offer to Purchase and Consent Solicitation, the tender made hereby is irrevocable. The undersigned understands that this tender will remain in full force and effect unless and until such tender is withdrawn and revoked in accordance with the procedures set forth in the Offer to Purchase and Consent Solicitation and this Letter of Transmittal and Consent. The undersigned understands that this tender may not be withdrawn after the Expiration Date, and that a notice of withdrawal will be effective only if delivered to Equiniti in accordance with the specific withdrawal procedures set forth in the Offer to Purchase and Consent Solicitation.

If the undersigned is not the registered holder of the Securities indicated under “Description of Securities Tendered” above or such holder’s legal representative or attorney-in-fact (or, in the case of Securities held through DTC, the DTC participant for whose account such Securities are held), then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in fact) to deliver a consent in respect of such Securities on behalf of the holder thereof, and such proxy is being delivered to Equiniti with this Letter of Transmittal and Consent.
The undersigned understands that, upon and subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation and this Letter of Transmittal and Consent, any Securities properly tendered and not withdrawn which are accepted will be exchanged for a cash payment. The undersigned understands that, under certain circumstances, the Company may not be required to accept any of the Securities tendered (including any Securities tendered after the Expiration Date). If any Securities are not accepted for tender for any reason or if tendered Securities are withdrawn, such unexchanged or withdrawn Securities will be returned without expense to the tendering holder and the related consent to the Amendments will be revoked.
The undersigned understands that, upon and subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation and this Letter of Transmittal and Consent, the holder’s validly delivered consent to the Amendments is a condition to validly tendering Securities in the Offer. A holder of Securities may not consent to the Amendments without tendering their Securities in the Offer, and a holder of Securities may not tender their Securities without consenting to the Amendments. A holder may revoke their consent to the Amendments at any time prior to the Expiration Date only by withdrawing the Securities tendered by such holder.
Subject to, and effective upon, the Company’s acceptance of the undersigned’s tender of Securities pursuant to the Offer and Consent Solicitation as indicated above in the table under the heading “Number of Securities Tendered” under “Description of Securities Tendered,” the undersigned hereby:
(i)
assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, such Securities;

(ii)	waives any and all rights with respect to such Securities;
(iii)	releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of or related to such Securities;
(iv)	acknowledges that the Offer is discretionary and may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase and Consent Solicitation; and
(v)	acknowledges the future value of the Securities is unknown and cannot be predicted with certainty.
The undersigned understands that tenders of Securities pursuant to any of the procedures described in the Offer to Purchase and Consent Solicitation and in the instructions in this Letter of Transmittal and Consent, if and when accepted by the Company, will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer and Consent Solicitation.
Effective upon acceptance, the undersigned hereby irrevocably constitutes and appoints Equiniti, acting as agent for the Company, as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Securities tendered hereby, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:
(i)	transfer ownership of such Securities on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of the Company;
(ii)	present such Securities for transfer of ownership on the books of the Company;
(iii)
cause ownership of such Securities to be transferred to, or upon the order of, the Company on the books of the Company or its agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company; and

(iv)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Securities, including any voting or consent rights;
all in accordance with the terms of the Offer and Consent Solicitation, as described in the Offer to Purchase and Consent Solicitation and this Letter of Transmittal and Consent.

The undersigned hereby represents, warrants and agrees that:
(i)	the undersigned has full power and authority to tender the Securities tendered hereby and to sell, exchange, assign and transfer all right, title and interest in and to such Securities;
(ii)
the undersigned has good, marketable and unencumbered title to the Securities tendered hereby, and upon acceptance of such Securities by the Company pursuant to the Offer and Consent Solicitation, the Company will acquire good, marketable and unencumbered title to such Securities, in each case free and clear of any security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations of any kind, and not subject to any adverse claim;

(iii)	the undersigned has full power and authority to consent to the Amendments;
(iv)
the undersigned will, upon request, execute and deliver any additional documents deemed by the Company or Equiniti to be necessary or desirable to complete and give effect to the transactions contemplated hereby;

(v)	the undersigned has received and reviewed the Offer to Purchase and Consent Solicitation, this Letter of Transmittal and Consent and the Amendments;
(vi)
the undersigned acknowledges that none of the Company, Equiniti, the information agent, the dealer manager or any person acting on behalf of any of the foregoing has made any statement, representation or warranty, express or implied, to the undersigned with respect to the Company, the Offer and Consent Solicitation or the Securities, other than the information included in the Offer to Purchase and Consent Solicitation (as amended or supplemented prior to the Expiration Date);

(vii)
the terms and conditions set forth in the Offer to Purchase and Consent Solicitation shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal and Consent, which shall be read and construed accordingly;

(viii)
the undersigned understands that tenders of Securities pursuant to the Offer and Consent Solicitation and in the instructions hereto constitute the undersigned’s acceptance of the terms and conditions of the Offer and Consent Solicitation;

(ix)	the undersigned is voluntarily participating in the Offer; and
(x)	the undersigned agrees to all of the terms of the Offer and Consent Solicitation.
The acknowledgments, representations, warranties and agreements of the undersigned in this Letter of Transmittal and Consent will be deemed to be automatically repeated and reconfirmed on and as of each of the Expiration Date and completion of the Offer and Consent Solicitation. The authority conferred or agreed to be conferred in this Letter of Transmittal and Consent shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal and Consent shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.
The undersigned acknowledges that the undersigned has been advised to consult with its own legal counsel and other advisors (including tax advisors) as to the consequences of participating or not participating in the Offer and Consent Solicitation.
IMPORTANT: PLEASE SIGN HERE
(SEE INSTRUCTIONS AND ALSO COMPLETE ACCOMPANYING IRS FORM W-9 OR
APPROPRIATE IRS FORM W-8)
The undersigned, acknowledges receipt of the Offer to Purchase and Consent Solicitation, dated November 4, 2024, and hereby consents (by checking the FOR box) or withholds consent (by checking the AGAINST or ABSTAIN box) to the approval of the following:

☐ Consent to the Amendments to provide the Company with the option to redeem the Class N Preferred Stock (“FOR”)	☐ Decline to consent to the Amendments (“AGAINST”)	☐ Abstain from consenting to the Amendments (“ABSTAIN”)

By checking AGAINST or ABSTAIN, holders of Securities will be deemed not to have tendered their Securities.
By completing, executing and delivering this Letter of Transmittal and Consent and consenting to the Amendments by checking the FOR box, the undersigned hereby tenders the Securities indicated in the table above entitled “Description of Securities Tendered.”
SIGNATURES REQUIRED
Signature(s) of Registered Holder(s) of Securities

Name:

Address:

Date:

(The above lines must be signed by the registered holder(s) of Securities as the name(s) appear(s) on the Securities or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed assignment from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal and Consent. If Securities to which this Letter of Transmittal and Consent relates are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal and Consent. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority so to act. See Instruction 3 regarding the completion and execution of this Letter of Transmittal and Consent.)

Name:

Address:

Date:

Telephone Number:

(PLEASE PRINT OR TYPE)
(INCLUDE ZIP CODE)
GUARANTEE OF SIGNATURE(S) (IF REQUIRED)
(SEE INSTRUCTIONS, INCLUDING INSTRUCTION 4)
Certain signatures must be guaranteed by Eligible Institution.
Signature(s) guaranteed by an Eligible Institution:

Authorized Signature

Title

Name of Firm

Address, Including Zip Code

Date:

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER AND CONSENT SOLICITATION
1. Delivery of Letter of Transmittal and Consent and Securities. This Letter of Transmittal and Consent is to be used only if tenders of Securities are to be made by book-entry transfer to Equiniti’s account at DTC and instructions are not being transmitted through ATOP with respect to such tenders.
Securities may be validly tendered pursuant to the procedures for book-entry transfer as described in the Offer to Purchase and Consent Solicitation. In order for Securities to be validly tendered by book-entry transfer, Equiniti must receive the following prior to the Expiration Date:
(i)	timely confirmation of the transfer of such Securities to Equiniti’s account at DTC (a “Book-Entry Confirmation”);
(ii)
either a properly completed and duly executed Letter of Transmittal and Consent, or a properly transmitted “Agent’s Message” if the tendering Security holder has not delivered a Letter of Transmittal and Consent; and

(iii)	any other documents required by this Letter of Transmittal and Consent.
The term “Agent’s Message” means a message, transmitted by DTC to, and received by, Equiniti ] and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exchanging the Securities that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and Consent and that the Company may enforce such agreement against the participant. If you are tendering by book-entry transfer, you must expressly acknowledge that you have received and agree to be bound by the Letter of Transmittal and Consent and that the Letter of Transmittal and Consent may be enforced against you.
Delivery of a Letter of Transmittal and Consent to the Company or DTC will not constitute valid delivery to Equiniti. No Letter of Transmittal and Consent should be sent to the Company or DTC.
THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT, TENDERED SECURITIES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT’S MESSAGE DELIVERED THROUGH ATOP, IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF SECURITIES, AND EXCEPT AS OTHERWISE PROVIDED IN THESE INSTRUCTIONS, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY EQUINITI. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE HOLDER OF SECURITIES HAS THE RESPONSIBILITY TO CAUSE THIS LETTER OF TRANSMITTAL AND CONSENT, THE TENDERED SECURITIES AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
Neither the Company nor Equiniti is under any obligation to notify any tendering holder of the Company’s acceptance of tendered Securities.
2. No Guaranteed Delivery Procedures. There are no guaranteed delivery procedures available with respect to the Offer and Consent Solicitation under the terms of the Offer to Purchase and Consent Solicitation or this Letter of Transmittal and Consent. Holders must tender their Securities and consent to the Preferred Amendment in accordance with the procedures set forth in the Offer to Purchase and Consent Solicitation and this Letter of Transmittal and Consent.
3. Signatures on Letter of Transmittal and Consent and other Documents. For purposes of the tender and consent procedures set forth in this Letter of Transmittal and Consent, the term “registered holder” means any person in whose name Securities are registered on the books of the Company or who is listed as a participant in a clearing agency’s security position listing with respect to the Securities.
If this Letter of Transmittal and Consent is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary or representative capacity, such person must so indicate when signing and, unless waived by the Company, must submit to Equiniti proper evidence satisfactory to the Company of the authority so to act.

4. Guarantee of Signatures. No signature guarantee is required if:
(i)	this Letter of Transmittal and Consent is signed by the registered holder of the Securities; or
(ii)
such Securities are tendered for the account of an “Eligible Institution.” An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

IN ALL OTHER CASES, AN ELIGIBLE INSTITUTION MUST GUARANTEE ALL SIGNATURES ON THIS LETTER OF TRANSMITTAL AND CONSENT BY COMPLETING AND SIGNING THE TABLE ENTITLED “GUARANTEE OF SIGNATURE(S)” ABOVE.
5. Securities Tendered. Any holder of Securities who chooses to participate in the Offer and Consent Solicitation must tender all of such holder’s Securities pursuant to the terms of the Offer and Consent Solicitation.
6. Inadequate Space. If the space provided under “Description of Securities Tendered” is inadequate, the name(s) and address(es) of the registered holder(s), number of Securities being delivered herewith, and number of such Securities tendered hereby should be listed on a separate, signed schedule and attached to this Letter of Transmittal and Consent.
7. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Securities to the Company in the Offer and Consent Solicitation. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include if tendered Securities are registered in the name of any person other than the person signing this Letter of Transmittal and Consent.
If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal and Consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the Securities tendered by such holder.
8. Validity of Tenders. All questions as to the number of Securities to be accepted, and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Securities will be determined by the Company in its reasonable discretion, which determinations shall be final and binding on all parties.
The Company reserves the absolute right to reject any or all tenders of Securities it determines not to be in proper form or to reject those Securities, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular Securities, whether or not similar defects or irregularities are waived in the case of other tendered Securities. The Company’s interpretation of the terms and conditions of the Offer and Consent Solicitation (including this Letter of Transmittal and Consent and the instructions hereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Securities must be cured within such time as the Company shall determine. None of the Company, Equiniti, the information agent, the dealer manager or any other person is or will be obligated to give notice of any defects or irregularities in tenders of Securities, and none of them will incur any liability for failure to give any such notice. Tenders of Securities will not be deemed to have been validly made until all defects and irregularities have been cured or waived. Any Securities received by Equiniti that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by Equiniti to the holders, unless otherwise provided in this Letter of Transmittal and Consent, as soon as practicable following the Expiration Date. Security holders who have any questions about the procedure for tendering Securities in the Offer and Consent Solicitation should contact the Information Agent at the address and telephone number indicated herein.
9. Waiver of Conditions. The Company reserves the absolute right to waive any condition as described in the section of the Offer to Purchase and Consent Solicitation titled “The Offer and Consent Solicitation, Section 9. Conditions of the Offer to Purchase.”
10. Withdrawal. Tenders of Securities may be withdrawn only pursuant to the procedures and subject to the terms set forth in the section of the Offer to Purchase and Consent Solicitation titled “The Offer and Consent Solicitation, Section 7. Withdrawal Rights.” Security holders can withdraw tendered Securities at any time prior to the Expiration Date, and Securities that the Company has not accepted by the Expiration Date may thereafter be withdrawn at any time after such date until such Securities are accepted by the Company pursuant to the Offer and Consent Solicitation. Except as otherwise provided in the Offer to Purchase and Consent Solicitation, in order for the withdrawal of Securities to be effective, a written notice of withdrawal satisfying the applicable requirements for withdrawal set forth in the section of the Offer to Purchase and Consent Solicitation titled “The Offer and Consent Solicitation, Section 7. Withdrawal Rights” must be timely received from the holder by Equiniti at its address stated herein, together with any other information required as described in such section of the Offer to Purchase and Consent Solicitation. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company, in its reasonable discretion, and its determination shall be final and binding. None of the Company, Equiniti , the information agent, the dealer manager or any other person is under any duty to give notification of any defect or irregularity in any notice of withdrawal or will incur any liability for failure to give any such notification. Any Securities properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer and Consent Solicitation. However, at any time prior to the Expiration Date, a Security holder may re-tender withdrawn Securities by following the applicable procedures discussed in the Offer to Purchase and Consent Solicitation and this Letter of Transmittal and Consent. Consents may be revoked only by withdrawing the Securities and the withdrawal of any Securities will automatically constitute a revocation of the related consents.
11. Questions and Requests for Assistance and Additional Copies. Please direct questions or requests for assistance, or additional copies of the Offer to Purchase and Consent Solicitation, Letter of Transmittal and Consent or other materials, in writing to the information agent for the Offer and Consent Solicitation at:
The Information Agent for the Offer and Consent Solicitation is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Attn: Michael Horthman
Banks and Brokers call: (212) 269-5550
Toll free: (866) 356-7814
Email: kimco@dfking.com
IMPORTANT: THIS LETTER OF TRANSMITTAL AND CONSENT, OR THE “AGENT’S MESSAGE” (IF TENDERING PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER WITHOUT EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL AND CONSENT), TOGETHER WITH THE TENDERED SECURITIES AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY EQUINITI ON OR PRIOR TO 5:00 P.M. NEW YORK CITY TIME, ON THE EXPIRATION DATE.

IRS Form W-9 or W-8
You must complete either a Form W-9 or a Form W-8, as appropriate. Please do not submit both a W-9 and a W-8.

Form **W-9**
(Rev. March 2024)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give form to the requester. Do not send to the IRS.

Before you begin. For guidance related to the purpose of Form W-9, see *Purpose of Form*, below.

Print or type. See *Specific Instructions* on page 3.

1 Name of entity/individual. An entry is required. (For a sole proprietor or disregarded entity, enter the owner's name on line 1, and enter the business/disregarded entity's name on line 2.)

2 Business name/disregarded entity name, if different from above.

3a Check the appropriate box for federal tax classification of the entity/individual whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor ☐ C corporation ☐ S corporation ☐ Partnership ☐ Trust/estate

☐ LLC. Enter the tax classification (C = C corporation, S = S corporation, P = Partnership) . . . . ______

Note: Check the "LLC" box above and, in the entry space, enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ______

3b If on line 3a you checked "Partnership" or "Trust/estate," or checked "LLC" and entered "P" as its tax classification, and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, check this box if you have any foreign partners, owners, or beneficiaries. See instructions . . . . ☐

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exemption from Foreign Account Tax Compliance Act (FATCA) reporting code (if any) ______

(Applies to accounts maintained outside the United States.)

5 Address (number, street, and apt. or suite no.). See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. See also *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person** **Date**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9*.

What's New

Line 3a has been modified to clarify how a disregarded entity completes this line. An LLC that is a disregarded entity should check the appropriate box for the tax classification of its owner. Otherwise, it should check the "LLC" box and enter its appropriate tax classification.

New line 3b has been added to this form. A flow-through entity is required to complete this line to indicate that it has direct or indirect foreign partners, owners, or beneficiaries when it provides the Form W-9 to another flow-through entity in which it has an ownership interest. This change is intended to provide a flow-through entity with information regarding the status of its indirect foreign partners, owners, or beneficiaries, so that it can satisfy any applicable reporting requirements. For example, a partnership that has any indirect foreign partners may be required to complete Schedules K-2 and K-3. See the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS is giving you this form because they

Cat. No. 10231X Form **W-9** (Rev. 3-2024)

Form W-9 (Rev. 3-2024) Page **2**

must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

• Form 1099-INT (interest earned or paid).

• Form 1099-DIV (dividends, including those from stocks or mutual funds).

• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds).

• Form 1099-NEC (nonemployee compensation).

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers).

• Form 1099-S (proceeds from real estate transactions).

• Form 1099-K (merchant card and third-party network transactions).

• Form 1098 (home mortgage interest), 1098-E (student loan interest), and 1098-T (tuition).

• Form 1099-C (canceled debt).

• Form 1099-A (acquisition or abandonment of secured property).

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

Caution: If you don't return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See *What is backup withholding*, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued);

2. Certify that you are not subject to backup withholding; or

3. Claim exemption from backup withholding if you are a U.S. exempt payee; and

4. Certify to your non-foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable); and

5. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct. See *What Is FATCA Reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441–1474). Under those rules, if a Form W-9 or other certification of non-foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.

The following persons must provide Form W-9 to the payor for purposes of establishing its non-foreign status.

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the disregarded entity.

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the grantor trust.

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust.

See Pub. 515 for more information on providing a Form W-9 or a certification of non-foreign status to avoid withholding.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441-1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l)-1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non-foreign person for purposes of section 1445 withholding, do not use Form W-9. Instead, use Form W-8EXP (or other certification of non-foreign status).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include, but are not limited to, interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third-party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester;

2. You do not certify your TIN when required (see the instructions for Part II for details);

3. The IRS tells the requester that you furnished an incorrect TIN;

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or

5. You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under "*By signing the filled-out form*" above (for reportable interest and dividend accounts opened after 1983 only).

Form W-9 (Rev. 3-2024) Page 3

Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier.

What Is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

• **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note for ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040 you filed with your application.

• **Sole proprietor.** Enter your individual name as shown on your Form 1040 on line 1. Enter your business, trade, or "doing business as" (DBA) name on line 2.

• **Partnership, C corporation, S corporation, or LLC, other than a disregarded entity.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

• **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. Enter any business, trade, or DBA name on line 2.

• **Disregarded entity.** In general, a business entity that has a single owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations section 301.7701-2(c)(2). A disregarded entity should check the appropriate box for the tax classification of its owner. Enter the owner's name on line 1. The name of the owner entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, enter it on line 2.

Line 3a

Check the appropriate box on line 3a for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3a.

IF the entity/individual on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation.
• Individual or • Sole proprietorship	Individual/sole proprietor.
• LLC classified as a partnership for U.S. federal tax purposes or • LLC that has filed Form 8832 or 2553 electing to be taxed as a corporation	Limited liability company and enter the appropriate tax classification: P = Partnership, C = C corporation, or S = S corporation.
• Partnership	Partnership.
• Trust/estate	Trust/estate.

Line 3b

Check this box if you are a partnership (including an LLC classified as a partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W-8 (or documentary evidence) from any partner, owner, or beneficiary establishing foreign status or if you receive a Form W-9 from any partner, owner, or beneficiary that has checked the box on line 3b.

Note: A partnership that provides a Form W-9 and checks box 3b may be required to complete Schedules K-2 and K-3 (Form 1065). For more information, see the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

If you are required to complete line 3b but fail to do so, you may not receive the information necessary to file a correct information return with the IRS or furnish a correct payee statement to your partners or beneficiaries. See, for example, sections 6698, 6722, and 6724 for penalties that may apply.

Line 4 Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third-party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space on line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

Form W-9 (Rev. 3-2024) Page 4

2—The United States or any of its agencies or instrumentalities.

3—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5—A corporation.

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or territory.

7—A futures commission merchant registered with the Commodity Futures Trading Commission.

8—A real estate investment trust.

9—An entity registered at all times during the tax year under the Investment Company Act of 1940.

10—A common trust fund operated by a bank under section 584(a).

11—A financial institution as defined under section 581.

12—A middleman known in the investment community as a nominee or custodian.

13—A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
• Interest and dividend payments	All exempt payees except for 7.
• Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
• Barter exchange transactions and patronage dividends	Exempt payees 1 through 4.
• Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5.[2]
• Payments made in settlement of payment card or third-party network transactions	Exempt payees 1 through 4.

[1] See Form 1099-MISC, Miscellaneous Information, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) entered on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37).

B—The United States or any of its agencies or instrumentalities.

C—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i).

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i).

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state.

G—A real estate investment trust.

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940.

I—A common trust fund as defined in section 584(a).

J—A bank as defined in section 581.

K—A broker.

L—A trust exempt from tax under section 664 or described in section 4947(a)(1).

M—A tax-exempt trust under a section 403(b) plan or section 457(g) plan.

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, enter "NEW" at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester*, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/EIN*. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or Form SS-4 mailed to you within 15 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and enter "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon. See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form **W-8BEN**

(Rev. October 2021)

Department of the Treasury
Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)

▶ **For use by individuals. Entities must use Form W-8BEN-E.**
▶ **Go to *www.irs.gov/FormW8BEN* for instructions and the latest information.**
▶ **Give this form to the withholding agent or payer. Do not send to the IRS.**

OMB No. 1545-1621

Do NOT use this form if:	**Instead, use Form:**
• You are NOT an individual	W-8BEN-E
• You are a U.S. citizen or other U.S. person, including a resident alien individual	W-9
• You are a beneficial owner claiming that income is effectively connected with the conduct of trade or business within the United States (other than personal services)	W-8ECI
• You are a beneficial owner who is receiving compensation for personal services performed in the United States	8233 or W-4
• You are a person acting as an intermediary	W-8IMY

Note: If you are resident in a FATCA partner jurisdiction (that is, a Model 1 IGA jurisdiction with reciprocity), certain tax account information may be provided to your jurisdiction of residence.

Part I Identification of Beneficial Owner (see instructions)

1 Name of individual who is the beneficial owner

2 Country of citizenship

3 Permanent residence address (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address.**

City or town, state or province. Include postal code where appropriate.

Country

4 Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate.

Country

5 U.S. taxpayer identification number (SSN or ITIN), if required (see instructions)

6a Foreign tax identifying number (see instructions)

6b Check if FTIN not legally required ☐

7 Reference number(s) (see instructions)

8 Date of birth (MM-DD-YYYY) (see instructions)

Part II Claim of Tax Treaty Benefits (for chapter 3 purposes only) (see instructions)

9 I certify that the beneficial owner is a resident of ____________ within the meaning of the income tax treaty between the United States and that country.

10 **Special rates and conditions** (if applicable—see instructions): The beneficial owner is claiming the provisions of Article and paragraph ____________ of the treaty identified on line 9 above to claim a ______ % rate of withholding on (specify type of income): ____________.

Explain the additional conditions in the Article and paragraph the beneficial owner meets to be eligible for the rate of withholding: ____________

Part III Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

- I am the individual that is the beneficial owner (or am authorized to sign for the individual that is the beneficial owner) of all the income or proceeds to which this form relates or am using this form to document myself for chapter 4 purposes;
- The person named on line 1 of this form is not a U.S. person;
- This form relates to:

  (a) income not effectively connected with the conduct of a trade or business in the United States;

  (b) income effectively connected with the conduct of a trade or business in the United States but is not subject to tax under an applicable income tax treaty;

  (c) the partner's share of a partnership's effectively connected taxable income; or

  (d) the partner's amount realized from the transfer of a partnership interest subject to withholding under section 1446(f);
- The person named on line 1 of this form is a resident of the treaty country listed on line 9 of the form (if any) within the meaning of the income tax treaty between the United States and that country; and
- For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. **I agree that I will submit a new form within 30 days if any certification made on this form becomes incorrect.**

Sign Here ▶

☐ I certify that I have the capacity to sign for the person identified on line 1 of this form.

Signature of beneficial owner (or individual authorized to sign for beneficial owner)

Date (MM-DD-YYYY)

Print name of signer

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 25047Z Form **W-8BEN** (Rev. 10-2021)

Form **W-8BEN-E**

(Rev. October 2021)

Department of the Treasury
Internal Revenue Service

Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)

▶ For use by entities. Individuals must use Form W-8BEN. ▶ Section references are to the Internal Revenue Code.
▶ Go to *www.irs.gov/FormW8BENE* for instructions and the latest information.
▶ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form for:	**Instead use Form:**
• U.S. entity or U.S. citizen or resident	W-9
• A foreign individual	W-8BEN (Individual) or Form 8233
• A foreign individual or entity claiming that income is effectively connected with the conduct of trade or business within the United States (unless claiming treaty benefits)	W-8ECI
• A foreign partnership, a foreign simple trust, or a foreign grantor trust (unless claiming treaty benefits) (see instructions for exceptions)	W-8IMY
• A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming that income is effectively connected U.S. income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (unless claiming treaty benefits) (see instructions for other exceptions)	W-8ECI or W-8EXP
• Any person acting as an intermediary (including a qualified intermediary acting as a qualified derivatives dealer)	W-8IMY

Part I Identification of Beneficial Owner

1 Name of organization that is the beneficial owner

2 Country of incorporation or organization

3 Name of disregarded entity receiving the payment (if applicable, see instructions)

4 Chapter 3 Status (entity type) (Must check one box only):

☐ Corporation
☐ Partnership
☐ Simple trust
☐ Tax-exempt organization
☐ Complex trust
☐ Foreign Government - Controlled Entity
☐ Central Bank of Issue
☐ Private foundation
☐ Estate
☐ Foreign Government - Integral Part
☐ Grantor trust
☐ Disregarded entity
☐ International organization

If you entered disregarded entity, partnership, simple trust, or grantor trust above, is the entity a hybrid making a treaty claim? If "Yes," complete Part III. ☐ Yes ☐ No

5 Chapter 4 Status (FATCA status) (See instructions for details and complete the certification below for the entity's applicable status.)

☐ Nonparticipating FFI (including an FFI related to a Reporting IGA FFI other than a deemed-compliant FFI, participating FFI, or exempt beneficial owner).
☐ Participating FFI.
☐ Reporting Model 1 FFI.
☐ Reporting Model 2 FFI.
☐ Registered deemed-compliant FFI (other than a reporting Model 1 FFI, sponsored FFI, or nonreporting IGA FFI covered in Part XII). See instructions.
☐ Sponsored FFI. Complete Part IV.
☐ Certified deemed-compliant nonregistering local bank. Complete Part V.
☐ Certified deemed-compliant FFI with only low-value accounts. Complete Part VI.
☐ Certified deemed-compliant sponsored, closely held investment vehicle. Complete Part VII.
☐ Certified deemed-compliant limited life debt investment entity. Complete Part VIII.
☐ Certain investment entities that do not maintain financial accounts. Complete Part IX.
☐ Owner-documented FFI. Complete Part X.
☐ Restricted distributor. Complete Part XI.
☐ Nonreporting IGA FFI. Complete Part XII.
☐ Foreign government, government of a U.S. possession, or foreign central bank of issue. Complete Part XIII.
☐ International organization. Complete Part XIV.
☐ Exempt retirement plans. Complete Part XV.
☐ Entity wholly owned by exempt beneficial owners. Complete Part XVI.
☐ Territory financial institution. Complete Part XVII.
☐ Excepted nonfinancial group entity. Complete Part XVIII.
☐ Excepted nonfinancial start-up company. Complete Part XIX.
☐ Excepted nonfinancial entity in liquidation or bankruptcy. Complete Part XX.
☐ 501(c) organization. Complete Part XXI.
☐ Nonprofit organization. Complete Part XXII.
☐ Publicly traded NFFE or NFFE affiliate of a publicly traded corporation. Complete Part XXIII.
☐ Excepted territory NFFE. Complete Part XXIV.
☐ Active NFFE. Complete Part XXV.
☐ Passive NFFE. Complete Part XXVI.
☐ Excepted inter-affiliate FFI. Complete Part XXVII.
☐ Direct reporting NFFE.
☐ Sponsored direct reporting NFFE. Complete Part XXVIII.
☐ Account that is not a financial account.

6 Permanent residence address (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address** (other than a registered address).

City or town, state or province. Include postal code where appropriate.

Country

7 Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate.

Country

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 59689N Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page 2

Part I Identification of Beneficial Owner *(continued)*

8 U.S. taxpayer identification number (TIN), if required

9a GIIN | **b** Foreign TIN | **c** Check if FTIN not legally required . . . . . . ▶ ☐

10 Reference number(s) (see instructions)

Note: Please complete remainder of the form including signing the form in Part XXX.

Part II Disregarded Entity or Branch Receiving Payment. (Complete only if a disregarded entity with a GIIN or a branch of an FFI in a country other than the FFI's country of residence. See instructions.)

11 Chapter 4 Status (FATCA status) of disregarded entity or branch receiving payment

☐ Branch treated as nonparticipating FFI. ☐ Reporting Model 1 FFI. ☐ U.S. Branch.
☐ Participating FFI. ☐ Reporting Model 2 FFI.

12 Address of disregarded entity or branch (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address** (other than a registered address).

City or town, state or province. Include postal code where appropriate.

Country

13 GIIN (if any) ______________________

Part III Claim of Tax Treaty Benefits (if applicable). (For chapter 3 purposes only.)

14 I certify that (check all that apply):

a ☐ The beneficial owner is a resident of ______________________ within the meaning of the income tax treaty between the United States and that country.

b ☐ The beneficial owner derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits. The following are types of limitation on benefits provisions that may be included in an applicable tax treaty (check only one; see instructions):

☐ Government
☐ Tax-exempt pension trust or pension fund
☐ Other tax-exempt organization
☐ Publicly traded corporation
☐ Subsidiary of a publicly traded corporation
☐ Company that meets the ownership and base erosion test
☐ Company that meets the derivative benefits test
☐ Company with an item of income that meets active trade or business test
☐ Favorable discretionary determination by the U.S. competent authority received
☐ No LOB article in treaty
☐ Other (specify Article and paragraph): ______________________

c ☐ The beneficial owner is claiming treaty benefits for U.S. source dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation and meets qualified resident status (see instructions).

15 **Special rates and conditions** (if applicable—see instructions):
The beneficial owner is claiming the provisions of Article and paragraph ______________________
of the treaty identified on line 14a above to claim a __________ % rate of withholding on (specify type of income): __________
Explain the additional conditions in the Article the beneficial owner meets to be eligible for the rate of withholding: __________

Part IV Sponsored FFI

16 Name of sponsoring entity: ______________________

17 **Check whichever box applies.**

☐ I certify that the entity identified in Part I:
- Is an investment entity;
- Is not a QI, WP (except to the extent permitted in the withholding foreign partnership agreement), or WT; **and**
- Has agreed with the entity identified above (that is not a nonparticipating FFI) to act as the sponsoring entity for this entity.

☐ I certify that the entity identified in Part I:
- Is a controlled foreign corporation as defined in section 957(a);
- Is not a QI, WP, or WT;
- Is wholly owned, directly or indirectly, by the U.S. financial institution identified above that agrees to act as the sponsoring entity for this entity; **and**
- Shares a common electronic account system with the sponsoring entity (identified above) that enables the sponsoring entity to identify all account holders and payees of the entity and to access all account and customer information maintained by the entity including, but not limited to, customer identification information, customer documentation, account balance, and all payments made to account holders or payees.

Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page 3

Part V Certified Deemed-Compliant Nonregistering Local Bank

18 ☐ I certify that the FFI identified in Part I:

• Operates and is licensed solely as a bank or credit union (or similar cooperative credit organization operated without profit) in its country of incorporation or organization;

• Engages primarily in the business of receiving deposits from and making loans to, with respect to a bank, retail customers unrelated to such bank and, with respect to a credit union or similar cooperative credit organization, members, provided that no member has a greater than 5% interest in such credit union or cooperative credit organization;

• Does not solicit account holders outside its country of organization;

• Has no fixed place of business outside such country (for this purpose, a fixed place of business does not include a location that is not advertised to the public and from which the FFI performs solely administrative support functions);

• Has no more than $175 million in assets on its balance sheet and, if it is a member of an expanded affiliated group, the group has no more than $500 million in total assets on its consolidated or combined balance sheets; **and**

• Does not have any member of its expanded affiliated group that is a foreign financial institution, other than a foreign financial institution that is incorporated or organized in the same country as the FFI identified in Part I and that meets the requirements set forth in this part.

Part VI Certified Deemed-Compliant FFI with Only Low-Value Accounts

19 ☐ I certify that the FFI identified in Part I:

• Is not engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, notional principal contracts, insurance or annuity contracts, or any interest (including a futures or forward contract or option) in such security, partnership interest, commodity, notional principal contract, insurance contract or annuity contract;

• No financial account maintained by the FFI or any member of its expanded affiliated group, if any, has a balance or value in excess of $50,000 (as determined after applying applicable account aggregation rules); **and**

• Neither the FFI nor the entire expanded affiliated group, if any, of the FFI, have more than $50 million in assets on its consolidated or combined balance sheet as of the end of its most recent accounting year.

Part VII Certified Deemed-Compliant Sponsored, Closely Held Investment Vehicle

20 Name of sponsoring entity: ______________________________

21 ☐ I certify that the entity identified in Part I:

• Is an FFI solely because it is an investment entity described in Regulations section 1.1471-5(e)(4);

• Is not a QI, WP, or WT;

• Will have all of its due diligence, withholding, and reporting responsibilities (determined as if the FFI were a participating FFI) fulfilled by the sponsoring entity identified on line 20; **and**

• 20 or fewer individuals own all of the debt and equity interests in the entity (disregarding debt interests owned by U.S. financial institutions, participating FFIs, registered deemed-compliant FFIs, and certified deemed-compliant FFIs and equity interests owned by an entity if that entity owns 100% of the equity interests in the FFI and is itself a sponsored FFI).

Part VIII Certified Deemed-Compliant Limited Life Debt Investment Entity

22 ☐ I certify that the entity identified in Part I:

• Was in existence as of January 17, 2013;

• Issued all classes of its debt or equity interests to investors on or before January 17, 2013, pursuant to a trust indenture or similar agreement; **and**

• Is certified deemed-compliant because it satisfies the requirements to be treated as a limited life debt investment entity (such as the restrictions with respect to its assets and other requirements under Regulations section 1.1471-5(f)(2)(iv)).

Part IX Certain Investment Entities that Do Not Maintain Financial Accounts

23 ☐ I certify that the entity identified in Part I:

• Is a financial institution solely because it is an investment entity described in Regulations section 1.1471-5(e)(4)(i)(A), **and**

• Does not maintain financial accounts.

Part X Owner-Documented FFI

Note: This status only applies if the U.S. financial institution, participating FFI, or reporting Model 1 FFI to which this form is given has agreed that it will treat the FFI as an owner-documented FFI (see instructions for eligibility requirements). In addition, the FFI must make the certifications below.

24a ☐ (All owner-documented FFIs check here) I certify that the FFI identified in Part I:

• Does not act as an intermediary;

• Does not accept deposits in the ordinary course of a banking or similar business;

• Does not hold, as a substantial portion of its business, financial assets for the account of others;

• Is not an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account;

• Is not owned by or in an expanded affiliated group with an entity that accepts deposits in the ordinary course of a banking or similar business, holds, as a substantial portion of its business, financial assets for the account of others, or is an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account;

• Does not maintain a financial account for any nonparticipating FFI; **and**

• Does not have any specified U.S. persons that own an equity interest or debt interest (other than a debt interest that is not a financial account or that has a balance or value not exceeding $50,000) in the FFI other than those identified on the FFI owner reporting statement.

Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page 5

Part XII Nonreporting IGA FFI

26 ☐ I certify that the entity identified in Part I:

• Meets the requirements to be considered a nonreporting financial institution pursuant to an applicable IGA between the United States and ______________________________. The applicable IGA is a ☐ Model 1 IGA or a ☐ Model 2 IGA; and is treated as a ______________________________ under the provisions of the applicable IGA or Treasury regulations (if applicable, see instructions);

• If you are a trustee documented trust or a sponsored entity, provide the name of the trustee or sponsor ______________________.
The trustee is: ☐ U.S. ☐ Foreign

Part XIII Foreign Government, Government of a U.S. Possession, or Foreign Central Bank of Issue

27 ☐ I certify that the entity identified in Part I is the beneficial owner of the payment, and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or depository institution with respect to the payments, accounts, or obligations for which this form is submitted (except as permitted in Regulations section 1.1471-6(h)(2)).

Part XIV International Organization

Check box 28a or 28b, whichever applies.

28a ☐ I certify that the entity identified in Part I is an international organization described in section 7701(a)(18).

b ☐ I certify that the entity identified in Part I:

• Is comprised primarily of foreign governments;

• Is recognized as an intergovernmental or supranational organization under a foreign law similar to the International Organizations Immunities Act or that has in effect a headquarters agreement with a foreign government;

• The benefit of the entity's income does not inure to any private person; **and**

• Is the beneficial owner of the payment and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or depository institution with respect to the payments, accounts, or obligations for which this form is submitted (except as permitted in Regulations section 1.1471-6(h)(2)).

Part XV Exempt Retirement Plans

Check box 29a, b, c, d, e, or f, whichever applies.

29a ☐ I certify that the entity identified in Part I:

• Is established in a country with which the United States has an income tax treaty in force (see Part III if claiming treaty benefits);

• Is operated principally to administer or provide pension or retirement benefits; **and**

• Is entitled to treaty benefits on income that the fund derives from U.S. sources (or would be entitled to benefits if it derived any such income) as a resident of the other country which satisfies any applicable limitation on benefits requirement.

b ☐ I certify that the entity identified in Part I:

• Is organized for the provision of retirement, disability, or death benefits (or any combination thereof) to beneficiaries that are former employees of one or more employers in consideration for services rendered;

• No single beneficiary has a right to more than 5% of the FFI's assets;

• Is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which the fund is established or operated; **and**

(i) Is generally exempt from tax on investment income under the laws of the country in which it is established or operates due to its status as a retirement or pension plan;

(ii) Receives at least 50% of its total contributions from sponsoring employers (disregarding transfers of assets from other plans described in this part, retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, other retirement funds described in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A));

(iii) Either does not permit or penalizes distributions or withdrawals made before the occurrence of specified events related to retirement, disability, or death (except rollover distributions to accounts described in Regulations section 1.1471-5(b)(2)(i)(A) (referring to retirement and pension accounts), to retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, or to other retirement funds described in this part or in an applicable Model 1 or Model 2 IGA); **or**

(iv) Limits contributions by employees to the fund by reference to earned income of the employee or may not exceed $50,000 annually.

c ☐ I certify that the entity identified in Part I:

• Is organized for the provision of retirement, disability, or death benefits (or any combination thereof) to beneficiaries that are former employees of one or more employers in consideration for services rendered;

• Has fewer than 50 participants;

• Is sponsored by one or more employers each of which is not an investment entity or passive NFFE;

• Employee and employer contributions to the fund (disregarding transfers of assets from other plans described in this part, retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A)) are limited by reference to earned income and compensation of the employee, respectively;

• Participants that are not residents of the country in which the fund is established or operated are not entitled to more than 20% of the fund's assets; **and**

• Is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which the fund is established or operates.

Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page 6

Part XV Exempt Retirement Plans *(continued)*

d ☐ I certify that the entity identified in Part I is formed pursuant to a pension plan that would meet the requirements of section 401(a), other than the requirement that the plan be funded by a trust created or organized in the United States.

e ☐ I certify that the entity identified in Part I is established exclusively to earn income for the benefit of one or more retirement funds described in this part or in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A) (referring to retirement and pension accounts), or retirement and pension accounts described in an applicable Model 1 or Model 2 IGA.

f ☐ I certify that the entity identified in Part I:

- Is established and sponsored by a foreign government, international organization, central bank of issue, or government of a U.S. possession (each as defined in Regulations section 1.1471-6) or an exempt beneficial owner described in an applicable Model 1 or Model 2 IGA to provide retirement, disability, or death benefits to beneficiaries or participants that are current or former employees of the sponsor (or persons designated by such employees); **or**
- Is established and sponsored by a foreign government, international organization, central bank of issue, or government of a U.S. possession (each as defined in Regulations section 1.1471-6) or an exempt beneficial owner described in an applicable Model 1 or Model 2 IGA to provide retirement, disability, or death benefits to beneficiaries or participants that are not current or former employees of such sponsor, but are in consideration of personal services performed for the sponsor.

Part XVI Entity Wholly Owned by Exempt Beneficial Owners

30 ☐ I certify that the entity identified in Part I:

- Is an FFI solely because it is an investment entity;
- Each direct holder of an equity interest in the investment entity is an exempt beneficial owner described in Regulations section 1.1471-6 or in an applicable Model 1 or Model 2 IGA;
- Each direct holder of a debt interest in the investment entity is either a depository institution (with respect to a loan made to such entity) or an exempt beneficial owner described in Regulations section 1.1471-6 or an applicable Model 1 or Model 2 IGA.
- Has provided an owner reporting statement that contains the name, address, TIN (if any), chapter 4 status, and a description of the type of documentation provided to the withholding agent for every person that owns a debt interest constituting a financial account or direct equity interest in the entity; **and**
- Has provided documentation establishing that every owner of the entity is an entity described in Regulations section 1.1471-6(b), (c), (d), (e), (f) and/or (g) without regard to whether such owners are beneficial owners.

Part XVII Territory Financial Institution

31 ☐ I certify that the entity identified in Part I is a financial institution (other than an investment entity) that is incorporated or organized under the laws of a possession of the United States.

Part XVIII Excepted Nonfinancial Group Entity

32 ☐ I certify that the entity identified in Part I:

- Is a holding company, treasury center, or captive finance company and substantially all of the entity's activities are functions described in Regulations section 1.1471-5(e)(5)(i)(C) through (E);
- Is a member of a nonfinancial group described in Regulations section 1.1471-5(e)(5)(i)(B);
- Is not a depository or custodial institution (other than for members of the entity's expanded affiliated group); **and**
- Does not function (or hold itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle with an investment strategy to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes.

Part XIX Excepted Nonfinancial Start-Up Company

33 ☐ I certify that the entity identified in Part I:

- Was formed on (or, in the case of a new line of business, the date of board resolution approving the new line of business) ____________ (date must be less than 24 months prior to date of payment);
- Is not yet operating a business and has no prior operating history or is investing capital in assets with the intent to operate a new line of business other than that of a financial institution or passive NFFE;
- Is investing capital into assets with the intent to operate a business other than that of a financial institution; **and**
- Does not function (or hold itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes.

Part XX Excepted Nonfinancial Entity in Liquidation or Bankruptcy

34 ☐ I certify that the entity identified in Part I:

- Filed a plan of liquidation, filed a plan of reorganization, or filed for bankruptcy on ______________________;
- During the past 5 years has not been engaged in business as a financial institution or acted as a passive NFFE;
- Is either liquidating or emerging from a reorganization or bankruptcy with the intent to continue or recommence operations as a nonfinancial entity; **and**
- Has, or will provide, documentary evidence such as a bankruptcy filing or other public documentation that supports its claim if it remains in bankruptcy or liquidation for more than 3 years.

Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page 7

Part XXI 501(c) Organization

35 ☐ I certify that the entity identified in Part I is a 501(c) organization that:

• Has been issued a determination letter from the IRS that is currently in effect concluding that the payee is a section 501(c) organization that is dated ________________; **or**

• Has provided a copy of an opinion from U.S. counsel certifying that the payee is a section 501(c) organization (without regard to whether the payee is a foreign private foundation).

Part XXII Nonprofit Organization

36 ☐ I certify that the entity identified in Part I is a nonprofit organization that meets the following requirements.

• The entity is established and maintained in its country of residence exclusively for religious, charitable, scientific, artistic, cultural or educational purposes;

• The entity is exempt from income tax in its country of residence;

• The entity has no shareholders or members who have a proprietary or beneficial interest in its income or assets;

• Neither the applicable laws of the entity's country of residence nor the entity's formation documents permit any income or assets of the entity to be distributed to, or applied for the benefit of, a private person or noncharitable entity other than pursuant to the conduct of the entity's charitable activities or as payment of reasonable compensation for services rendered or payment representing the fair market va lue of property which the entity has purchased; **and**

• The applicable laws of the entity's country of residence or the entity's formation documents require that, upon the entity's liquidation or dissolution, all of its assets be distributed to an entity that is a foreign government, an integral part of a foreign government, a controlled entity of a foreign government, or another organization that is described in this part or escheats to the government of the entity's country of residence or any political subdivision thereof.

Part XXIII Publicly Traded NFFE or NFFE Affiliate of a Publicly Traded Corporation

Check box 37a or 37b, whichever applies.

37a ☐ I certify that:

• The entity identified in Part I is a foreign corporation that is not a financial institution; **and**

• The stock of such corporation is regularly traded on one or more established securities markets, including ________________ (name one securities exchange upon which the stock is regularly traded).

b ☐ I certify that:

• The entity identified in Part I is a foreign corporation that is not a financial institution;

• The entity identified in Part I is a member of the same expanded affiliated group as an entity the stock of which is regularly traded on an established securities market;

• The name of the entity, the stock of which is regularly traded on an established securities market, is ________________; **and**

• The name of the securities market on which the stock is regularly traded is ________________.

Part XXIV Excepted Territory NFFE

38 ☐ I certify that:

• The entity identified in Part I is an entity that is organized in a possession of the United States;

• The entity identified in Part I:

(i) Does not accept deposits in the ordinary course of a banking or similar business;

(ii) Does not hold, as a substantial portion of its business, financial assets for the account of others; **or**

(iii) Is not an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account; **and**

• All of the owners of the entity identified in Part I are bona fide residents of the possession in which the NFFE is organized or incorporated.

Part XXV Active NFFE

39 ☐ I certify that:

• The entity identified in Part I is a foreign entity that is not a financial institution;

• Less than 50% of such entity's gross income for the preceding calendar year is passive income; **and**

• Less than 50% of the assets held by such entity are assets that produce or are held for the production of passive income (calculated as a weighted average of the percentage of passive assets measured quarterly) (see instructions for the definition of passive income).

Part XXVI Passive NFFE

40a ☐ I certify that the entity identified in Part I is a foreign entity that is not a financial institution (other than an investment entity organized in a possession of the United States) and is not certifying its status as a publicly traded NFFE (or affiliate), excepted territory NFFE, active NFFE, direct reporting NFFE, or sponsored direct reporting NFFE.

Check box 40b or 40c, whichever applies.

b ☐ I further certify that the entity identified in Part I has no substantial U.S. owners (or, if applicable, no controlling U.S. persons); **or**

c ☐ I further certify that the entity identified in Part I has provided the name, address, and TIN of each substantial U.S. owner (or, if applicable, controlling U.S. person) of the NFFE in Part XXIX.

Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page **8**

Part XXVII Excepted Inter-Affiliate FFI

41 ☐ I certify that the entity identified in Part I:

- Is a member of an expanded affiliated group;
- Does not maintain financial accounts (other than accounts maintained for members of its expanded affiliated group);
- Does not make withholdable payments to any person other than to members of its expanded affiliated group;
- Does not hold an account (other than depository accounts in the country in which the entity is operating to pay for expenses) with or receive payments from any withholding agent other than a member of its expanded affiliated group; **and**
- Has not agreed to report under Regulations section 1.1471-4(d)(2)(ii)(C) or otherwise act as an agent for chapter 4 purposes on behalf of any financial institution, including a member of its expanded affiliated group.

Part XXVIII Sponsored Direct Reporting NFFE (see instructions for when this is permitted)

42 Name of sponsoring entity: ____________________

43 ☐ I certify that the entity identified in Part I is a direct reporting NFFE that is sponsored by the entity identified on line 42.

Part XXIX Substantial U.S. Owners of Passive NFFE

As required by Part XXVI, provide the name, address, and TIN of each substantial U.S. owner of the NFFE. Please see the instructions for a definition of substantial U.S. owner. If providing the form to an FFI treated as a reporting Model 1 FFI or reporting Model 2 FFI, an NFFE may also use this part for reporting its controlling U.S. persons under an applicable IGA.

Name	Address	TIN

Part XXX Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

- The entity identified on line 1 of this form is the beneficial owner of all the income or proceeds to which this form relates, is using this form to certify its status for chapter 4 purposes, or is submitting this form for purposes of section 6050W or 6050Y;
- The entity identified on line 1 of this form is not a U.S. person;
- This form relates to: (a) income not effectively connected with the conduct of a trade or business in the United States, (b) income effectively connected with the conduct of a trade or business in the United States but is not subject to tax under an income tax treaty, (c) the partner's share of a partnership's effectively connected taxable income, or (d) the partner's amount realized from the transfer of a partnership interest subject to withholding under section 1446(f); **and**
- For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which the entity on line 1 is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the entity on line 1 is the beneficial owner.

I agree that I will submit a new form within 30 days if any certification on this form becomes incorrect.

☐ **I certify that I have the capacity to sign for the entity identified on line 1 of this form.**

Sign Here ▶

Signature of individual authorized to sign for beneficial owner	Print Name	Date (MM-DD-YYYY)

Form **W-8BEN-E** (Rev. 10-2021)